UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 24, 2013
Date of Report (Date of earliest event reported)

Telupay International Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52069	98-04663350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Island House Peter Street St. Helier, Jersey, Channel Islands	JE4 8SG
(Address of principal executive offices)	(Zip Code)

+44(0)1534 789999
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01.        Entry into a Material Definitive Agreement

I. Agreements Entered into by Telupay PLC's Subsidiaries Prior to Merger

As previously disclosed, Telupay International Inc. (the "Company") acquired Telupay PLC ("Telupay PLC") as a wholly owned subsidiary on September 24, 2013 through a merger transaction (the "Merger"). Telupay PLC, in turn, has the following wholly owned subsidiaries: (i) Telupay Solutions Limited (Jersey, Channel Islands) ("Telupay Solutions"), (ii) Telupay IP Limited (Jersey, Channel Islands), and (iii) Telupay (ME) FZE (Dubai, UAE) ("Telupay FZE"). Telupay FZE, in turn, has the following wholly owned subsidiary: Telupay (Philippines) Inc. (Philippines) ("Telupay Philippines"). Certain of Telupay PLC's subsidiaries entered into the agreements described below prior to the Merger, which the Company has determined to be material definitive agreements. Although the agreements described below were entered into prior to September 24, 2013, the Company views the date of earliest event reported for the purposes of this Current Report on Form 8-K to be the date of the Merger (that is, September 24, 2013).

Celluserv Service Provider Agreement

On March 24, 2011, Telupay Solutions entered into a service provider agreement (the "Celluserv SPA") with Celluserv, Inc. ("Celluserv"), a Guam corporation, whereby the parties agreed to sell and electronically distribute mobile network operators prepaid airtime and prepaid long distance products in Micronesia. Celluserv has established agreements and connectivity with Mobile Network Operators ("MNO") in Micronesia to sell and electronically distribute MNO prepaid airtime and prepaid long distance products ("MNO Prepaid Products").

Under the Celluserv SPA, Telupay Solutions will provide services (the "Telupay Solutions Services") and related products to be utilized for the sale, electronic processing, and settlement of MNO Prepaid Products and services. Celluserv will provide the required hardware at its own expense and use its best efforts to promote and market the MNO Prepaid Products.

Celluserv will pay Telupay Solutions a service fee equivalent to 22.5% of the gross transaction fees earned from MNO Prepaid Products through its use of the Telupay Solutions Services less half of the total short message service (SMS) and other message or mobile transmission costs incurred for such transactions covered by the Celluserv SPA.

The term of the Celluserv SPA is for one year and is automatically renewable for successive one-year terms unless either party gives at least three months notice, in writing, prior to the end of the current term, to terminate the Celluserv SPA.

The description set forth above is qualified in its entirety by the Celluserv SPA, which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein.

1 BRO Service Provider Agreement for Mobile Wallet System

On May 27, 2013 (the "1BRO Effective Date"), Telupay Philippines entered into a service provider agreement (the "1BRO SPA") with 1Bro Global Inc. ("1BRO"), a Philippines corporation, whereby Telupay Philippines will provide to 1BRO and its members the use of the Telupay Philippines's Mobile Wallet System for SMS. The Mobile Wallet System includes services such as balance inquiry, buy load, pay bills, transfer funds, change mobile PIN, and view transaction history. The 1BRO SPA is in force from the 1BRO Effective Date up to five years from the date of the issuance by 1BRO of an Acceptance Certificate (a confirmation of 1BRO's acceptance of Telupay Philippines's services as a mobile system for the use of 1BRO and its network as being compliant with the criteria and standards agreed upon by both parties as set out in the 1BRO SPA). To date, an Acceptance Certificate has not been issued.

The installation, evaluation and testing of Telupay Philippines's services under the Mobile Wallet System will be at no cost to 1BRO. Once an Acceptance Certificate has been issued, 1BRO will charge its members for the use of the Mobile Wallet System and the fees generated will be shared between Telupay Philippines and 1BRO on a per transaction basis as set forth in Table 1 of Annex A of the 1BRO SPA.

Additional services provided by Telupay Philippines through third parties are available to 1BRO including electronic load aggregation and bulk short messaging. The third party revenues are stated in Table 1 of Annex B of the 1BRO SPA and are shared amongst 1BRO, the agent, the 1BRO member, and Telupay Philippines.

Either party may terminate the 1BRO SPA at any time upon written notice served upon the other party at least six months prior to the second anniversary year of the 1BRO Effective Date.

The description set forth above is qualified in its entirety by the 1BRO SPA, which is filed as Exhibit 10.2 to this Current Report and is incorporated by reference herein.

IWave Messaging Services Agreement

On August 1, 2013, Telupay Philippines entered into a messaging services agreement (the "IWave Agreement") with IWave, Inc. ("IWave"), a Philippines corporation, whereby IWave will provide to Telupay Philippines mobile infrastructure services that will enable Telupay Philippines to deliver mobile terminated SMS to multiple mobile networks worldwide through IWave's platform.

Telupay Philippines will be invoiced monthly and will pay to IWave a fixed price per SMS sent by Telupay Philippines to IWave which has been accepted by IWave and validated before submitting the SMS for onward routing to the destination network operator offering a global system for mobile communications (GSM)-based mobile telephone network (the "Chargeable Event"). The price per Chargeable Event is PHP (Philippine pesos) 0.53 in the Philippines, PHP 1.23 in Malaysia, and PHP 0.83 in Indonesia.

The IWave Agreement will remain in effect from the date of the IWave Agreement for twelve months and is automatically renewed for successive twelve month periods unless either party provides written notice of termination at least thirty days prior to the expiration of the present term.

The description set forth above is qualified in its entirety by the IWave Agreement which is filed as Exhibit 10.3 to this Current Report and is incorporated by reference herein.

II. Recent Agreements Entered into by the Company

The Company (through its subsidiary Telupay Philippines) has recently entered into the agreements described below.

Konek2CARD Outsourcing Pilot Agreement

On July 23, 2014, Telupay Philippines entered into an outsourcing pilot agreement (the "Pilot Agreement") by and among Telupay Philippines, CARD Bank, Inc. ("CARD Bank"), a Philippines corporation, and CARD MRI Information Technology, Inc. ("CMIT"), a Philippines corporation, whereby Telupay Philippines agreed to provide to CARD Bank and CMIT its mobile banking services and use of its application platform (the "Telupay Services") for a trial period to enable CARD Bank and CMIT to assess the acceptability of Telupay Philippines's services (the "Pilot Program"). CMIT will provide to CARD Bank services to enable CMIT to assess the viability of the Telupay Services and to implement the technical requirements of the Telupay Services. Responsibilities of CARD Bank under the Pilot Agreement include establishing the control group that will be included in the pilot, providing knowledgeable manpower and merchandising materials, and covering the Pilot Program members' registration fee payable to third-party providers.

The evaluation of the Pilot Program will be based on key performance indicators agreed upon by the parties in the Pilot Agreement. The Pilot Program will be for a period of five months (the "Pilot Period"). Installation, evaluation and testing of the Telupay Services under the Pilot Agreement will be at no cost to CARD Bank.

Within fifteen days from the completion of the Pilot Program, CARD Bank will notify Telupay Philippines regarding the outcome of the evaluation and may issue an acceptance certificate (the "Acceptance Certificate") signifying CARD Bank's acceptance of the CMIT and Telupay Services as being compliant with the criteria and standards agreed to by the parties. If CARD Bank issues an Acceptance Certificate, the Pilot Program will proceed to commercial operation, which will be covered by a new agreement between the parties.

Under the Pilot Program, the use of Telupay Services by CARD Bank and its members will be subject to charges outlined in Annex A of the Pilot Agreement. Generally, CMIT will pay to Telupay Philippines PHP 0.20 per mobile transaction (the "Transaction Fee") done by members using the mobile application on any channels provided by the Telupay Services. Telupay Philippines will charge CMIT PHP 0.75 per SMS for less than one million SMS per month, PHP 0.70 per SMS between one million and two million SMS per month, or PHP 0.65 per SMS for two million or more SMS per month. If the Pilot Program proceeds to commercial operation, the same fees shall be applied. In lieu of the Transaction Fee per usage, CMIT may opt to pay a yearly activation fee of PHP 25 per year per user if there are less than one million users, or PHP 20 per year per user if there are one million or more users. In addition, Telupay Philippines will be entitled to collect annual maintenance fees starting in the second year following the Pilot Period.

The description set forth above is qualified in its entirety by the Pilot Agreement, which is filed as Exhibit 10.4 to this Current Report and is incorporated by reference herein.

MCDC Letter of Understanding

On July 25, 2014, Telupay Philippines entered into a Letter of Understanding (the "LOU") with Mass-Specc Cooperative Development Center ("MCDC") with regards to the implementation of the MCDC Front Liner Incentive Promo 2014. The promotion period will be from August 1, 2014 to January 31, 2015. Under the LOU, Telupay Philippines provides front liner cooperatives, who are members of MCDC (each, a "Front Liner"), incentives (the "Incentives") to use the MCDC mobile banking system, which was developed by Telupay Philippines. To qualify for the Incentives, a Front Liner must reach 1,500 qualified mobile activations within the promotion period. Under the LOU, Telupay Philippines will provide the following Incentives in to each Front Liner (in the form of credit to each such Front Liner's MCDM ATM account) and to MCDC (in cash):

  For 1500 or more mobile activations in a month, the Front Liner will receive PHP 4 per activated user (equivalent to PHP 6,000) and MCDC will receive PHP 6 per activated user (equivalent to PHP 9,000).

  For less than 1500 (but not below 500) mobile activations in a month, the Front Liner will receive PHP 2 per activated user and MCDC will receive PHP 3 per activated user.

The LOU is effective from July 25, 2014 to January 31, 2015, or until mutually extended by both parties.

The description set forth above is qualified in its entirety by the LOU, which is filed as Exhibit 10.5 to this Current Report and is incorporated by reference herein.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits

(a)        Financial Statements of Business Acquired

Not applicable.

(b)        Pro forma Financial Information

Not applicable.

(c)        Shell Company Transaction

Not applicable.

(d)        Exhibits

Exhibit	Description
10.1	Service Provider Agreement between Telupay Solutions Limited and Celluserv, Inc. dated March 24, 2011.
10.2	Service Provider Agreement for Mobile Wallet System between Telupay (Philippines) Inc. and 1BRO Global Inc. dated May 27, 2013.
10.3	Messaging Services Agreement between IWave Inc. and Telupay (Philippines) Inc. dated August 1, 2013.
10.4	Konek2CARD Outsourcing Pilot Agreement between CARD Bank, Inc., CARD MRI Information Technology, Inc. and Telupay (Philippines) Inc. dated July 23, 2014.
10.5	Letter of Understanding between Mass-Specc Cooperative Development Center and Telupay (Philippines) Inc. dated July 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELUPAY INTERNATIONAL INC.
Date: August 26, 2014	/s/ Adrian Crawford Ansell Name: Adrian Crawford Ansell Title: President, Chief Executive Officer and a director

__________